                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

                                          [_]Confidential, for Use of the
  [_]Preliminary proxy statement             Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

  [X]Definitive Proxy Statement

  [_]Definitive Additional Materials

  [_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                     Cable Design Technologies Corporation
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                     Cable Design Technologies Corporation
             -----------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]No fee required

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:
    Not applicable

  (2) Aggregate number of securities to which transaction applies:
    Not applicable

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/
    Not applicable

  (4) Proposed maximum aggregate value of transaction:
    Not applicable

  (5) Total fee paid:
    Not applicable

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, schedule or registration statement no.:

  (3) Filing party:

  (4) Date filed:
--------
/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

CDT LOGO
                           CABLE DESIGN TECHNOLOGIES

FOSTER PLAZA 7 . 661 ANDERSEN DRIVE                               Paul M. Olson
PITTSBURGH, PA 15220 . (412) 937-2300         President/Chief Executive Officer

                                                              November 12, 1998

Dear Stockholder:

  On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders on Wednesday, December 9, 1998 at 10:00 A.M., eastern standard time. The meeting will be held at the LeBateau Room of the Pittsburgh Hilton and Towers, Gateway Center, 600 Commonwealth Place, Pittsburgh, Pennsylvania 15222.

  The matters scheduled to be considered at the meeting are the election of directors, approval of an employee stock purchase plan and the election of an auditor for the Company. These matters are more fully explained in the attached Proxy Statement, which you are encouraged to read.

  The Board of Directors values and encourages stockholder participation. It is important that your shares be represented, whether or not you plan to attend the meeting. Please take a moment to sign, date and return your Proxy in the envelope provided even if you plan to attend the meeting.

  We hope you will be able to attend the meeting.

                                          Sincerely,

                                          /s/ Paul M. Olson

                                          Paul M. Olson
                                          President and Chief Executive
                                          Officer

                       Innovative Connective Technology

CDT LOGO
                     CABLE DESIGN TECHNOLOGIES CORPORATION

                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                ---------------

  Notice is hereby given that the Annual Meeting of Stockholders of Cable Design Technologies Corporation (the "Company") will be held at the LeBateau Room of the Pittsburgh Hilton and Towers, Gateway Center, 600 Commonwealth Place, Pittsburgh, Pennsylvania 15222 on Wednesday, December 9, 1998, at 10:00 A.M., eastern standard time, for the following purposes:

  1. To elect seven directors to serve until the next Annual Meeting of Stockholders;

  2. To approve an Employee Stock Purchase Plan;

  3. To elect an Auditor for the Company for the ensuing year; the Board of Directors of the Company has recommended Arthur Andersen LLP, the present Auditor, for election as Auditor; and

  4. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

  In accordance with the provisions of the Bylaws, the Board of Directors has fixed the close of business on October 30, 1998 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

                                      By order of the Board of Directors

                                      /s/ Kenneth O. Hale

                                      Kenneth O. Hale
                                      Secretary

Pittsburgh, Pennsylvania
November 12, 1998

                     CABLE DESIGN TECHNOLOGIES CORPORATION
                                FOSTER PLAZA 7
                              661 ANDERSEN DRIVE
                        PITTSBURGH, PENNSYLVANIA 15220

                               ----------------

                                PROXY STATEMENT

                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                               DECEMBER 9, 1998

                               ----------------

                                                              November 12, 1998

  The Proxy is solicited by the Board of Directors of Cable Design Technologies Corporation (the "Company") for use at the 1998 Annual Meeting of Stockholders to be held on Wednesday, December 9, 1998 at 10:00 A.M., eastern standard time, at the LeBateau Room of the Pittsburgh Hilton and Towers, Gateway Center, 600 Commonwealth Place, Pittsburgh, Pennsylvania 15222. Solicitation of the Proxy may be made through officers and regular employees of the Company by telephone or by oral communications with some stockholders. No additional compensation will be paid to such officers and regular employees for any such Proxy solicitation. Expenses incurred in the solicitation of Proxies will be borne by the Company.

                                VOTING MATTERS

  The representation in person or by proxy of a majority of the outstanding shares of common stock of the Company, par value $.01 per share (the "Common Stock"), entitled to a vote at the meeting is necessary to provide a quorum for the transaction of business at the meeting. Shares can only be voted if the stockholder is present in person or is represented by a properly signed proxy. Each stockholder's vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. All signed and returned proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

  Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted for the Board of Director's proposals, and as the individuals named as proxy holders on the proxy deem advisable on all other matters as may properly come before the meeting.

  For all matters to be voted upon at the meeting other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for approval. The directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election of directors. Withholding authority to vote or an instruction to abstain from voting on a proposal will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will have the same effect as a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" will not be treated as shares present and entitled to vote on a voting matter and will have no effect on the outcome of the vote.

  Any stockholder giving the enclosed Proxy has the power to revoke such Proxy prior to its exercise either by voting by ballot at the meeting, by executing a later-dated proxy or by delivering a signed written notice of the revocation to the office of the Secretary of the Company before the meeting begins. The Proxy will be voted at the meeting if the signer of the Proxy was a stockholder of record on October 30, 1998 (the "Record Date").

  On the Record Date, there were outstanding and entitled to vote at the meeting 29,665,678 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote. This Proxy Statement is first being sent to the stockholders on or about November 12, 1998. A list of the stockholders entitled to vote at the meeting will be available for inspection at the meeting for purposes relating to the meeting.

                           MATTERS TO BE ACTED UPON

1. ELECTION OF DIRECTORS

  Pursuant to the Bylaws of the Company, the Board of Directors has determined that the number of directors constituting the full Board of Directors shall be seven. The Board of Directors recommends that the stockholders vote FOR each nominee set forth below. Proxies are solicited in favor of the nominees named on the following pages and it is intended that the Proxies will be voted for the seven nominees. In the event that any of the nominees should become unable or unwilling to serve as a director, it is intended that the Proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director. Each director to be elected will serve until the next Annual Meeting of Stockholders or until a successor is elected and shall qualify.

INFORMATION REGARDING NOMINEES FOR ELECTION OF DIRECTORS

  A brief statement of the business experience and positions with the Company for the past five years, a listing of certain other directorships and the ages (as of October 30, 1998) of each person nominated to become a director of the Company are set forth on the following pages. There are no family relationships between any of the directors, nominees and executive officers of the Company nor any arrangement or understanding between any director or nominee and any other person pursuant to which he or she was or is to be selected as a director or nominee.

  Bryan C. Cressey, 49, has been Chairman of the Board of the Company since 1988 and a director since 1985. For the past eighteen years he has also been a General Partner and Principal of Golder, Thoma, Cressey, Rauner, Inc. ("GTCR"), a private equity investment firm and Golder, Thoma & Cressey ("GTC"), an Illinois limited partnership. GTC controls a significant stockholder of the Company as well as those of several other corporations. Mr. Cressey is also a General Partner of Thoma Cressey Equity Partners, a private equity investment firm. See "Security Ownership of Certain Beneficial Owners." Mr. Cressey received a Juris Doctor degree and a MBA degree from Harvard University in 1976. He is also a director of Paging Network, a publicly traded paging company, which is unaffiliated with the Company.

  Paul M. Olson, 65, has been President and a director of the Company since 1985, and Chief Executive Officer of the Company since 1993. From 1972 to 1984 Mr. Olson was the President of Phalo Corporation, a wire and cable manufacturer, and directed sales and marketing at Phalo Corporation from 1967 to 1972. From 1963 to 1967, Mr. Olson was employed at General Electric and, from 1960 to 1963, at General Cable, in wire and cable related sales and marketing positions. Mr. Olson has a B.A. degree in economics from Hobart College.

  Myron S. Gelbach, Jr., 77, has been a director of the Company since 1985. Until his retirement in 1995, he had been a financial consultant with, and until September 1994 was the President of, Militia Hill Company, a financial consulting services company that is unaffiliated with the Company. Until his retirement in 1995, Mr. Gelbach was also a director of Tasty Baking Company, a publicly traded snack food company, which is unaffiliated with the Company. Mr. Gelbach has a B.A. degree from Marietta College and a MBA degree from Harvard University.

  George Graeber, 56, was appointed to the Board of Directors and as Chief Operating Officer of the Company in April 1998. Between 1992 and April 1998, Mr. Graeber served in various other positions with the Company, including Executive Vice President of the Company and President of Montrose/CDT. From 1990 to 1992 Mr. Graeber was a Vice President of Anixter International Inc. Mr. Graeber also was the President of the industrial electronic division of Brintec Corp. and a Vice President of Brand Rex Cable. Mr. Graeber has a Masters degree in Electrical Engineering from the University of Connecticut.

  Michael F.O. Harris, 60, has been a director of the Company since 1985. For the past eight years he has also been a Managing Director of NGI, Inc. and The Northern Group, Inc. ("Northern"), which act as Managing General Partners of Northern Investment Limited Partnership ("NILP") and Northern Investment Limited Partnership II ("NILP II"), respectively. NILP and NILP II are investment partnerships which own several manufacturing companies unaffiliated with the Company. Mr. Harris has a B.A. degree from Yale University and a MBA degree from Harvard University.

  Glenn Kalnasy, 55, has been a director of the Company since 1985. For the past eight years he has also been a Managing Director of NGI, Inc. and Northern, which act as Managing General Partners of NILP and NILP II, respectively. NILP and NILP II are investment partnerships which own several manufacturing companies unaffiliated with the Company. Mr. Kalnasy has a B.S. degree from Southern Methodist University.

  Richard C. Tuttle, 43, has been a director of the Company since 1989. He is a Principal of Prospect Partners, L.L.C., a private equity investment firm. From 1992 to 1997, Mr. Tuttle was an Executive Vice President at Health Care & Retirement Corp., a publicly traded health care company that is unaffiliated with the Company. From 1987 to 1992, he was a Principal at GTCR, a private equity investment firm. Mr. Tuttle has a B.A. degree and MBA degree from Stanford University.

2. EMPLOYEE STOCK PURCHASE PLAN

  The Board of Directors has approved and recommends that the stockholders vote FOR the adoption of the Cable Design Technologies Corporation 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan") which authorizes the issuance of up to 500,000 shares over the 10-year term of the Plan. The purpose of the Stock Purchase Plan is to encourage employee participation in the ownership of the Company by offering eligible employees of the Company and certain designated subsidiaries an opportunity to purchase Common Stock of the Company at a discount through payroll deductions.

  The Stock Purchase Plan is set forth as Exhibit A to this Proxy Statement, and the description of the Stock Purchase Plan contained herein is qualified in its entirety by reference to Exhibit A.

  Under the Stock Purchase Plan, eligible employees of the Company and its subsidiaries may participate by electing to have payroll deductions made in an amount of not less than 1% nor more than a percentage determined from time to time by the Committee (as defined below), initially 10%, but in no event greater than 20% of the employee's compensation, provided that the Fair Market Value (as defined in the Stock Purchase Plan) of Common Stock (determined at the beginning of each Offering Period, as defined below) purchased in any year may not exceed $25,000. Nevertheless, no employee may participate in the Stock Purchase Plan if following the beginning of an Offering Period, the employee would own, directly or by attribution, shares representing 5% or more of the total combined voting power or value of all classes of stock of the Company.

  Eligible employees may elect to participate by authorizing payroll deductions or other contributions to the Stock Purchase Plan in accordance with procedures established by the Board of Directors or the Committee no later than 15 days prior to the beginning of a fiscal year quarter, referred to in the Stock Purchase Plan as an "Offering Period." On the last day of each Offering Period (the "Exercise Date"), and provided that the participant is still employed by the Company or a designated subsidiary on that date, the participant's payroll deductions and other contributions (if any) will be applied to acquire Common Stock at a price equal to a price determined by the Committee no less than 15 days prior to the commencement of the Offering Period and in no event less than the lower of: (i) 85% of the Fair Market Value (as defined in the Stock Purchase Plan) of the Common Stock on the first business day coincident with or next following the first day of the Offering Period, or (ii) 85% of the Fair Market Value of the Common Stock on the last business day coincident with or immediately preceding the last day of the Offering Period.

  Employees may voluntarily withdraw from participation in the Stock Purchase Plan by notifying the Board of Directors or the Committee in accordance with procedures established by the Board of Directors or the Committee at least 30 days prior to the Exercise Date. If a participant withdraws from participation or ceases to be an employee of the Company or a designated subsidiary for any reason prior to the Exercise Date, all sums previously withheld from compensation or contributed during such Offering Period will be refunded to the participant, or his or her beneficiary, without interest as soon as practicable.

  A participant will not be a stockholder with respect to Common Stock to be purchased during an Offering Period until the Common Stock is purchased on the Exercise Date and such shares have been issued to the Plan Custodian to hold for the benefit of the participant. Upon a request made to the financial institution acting as Plan Custodian for the Stock Purchase Plan, the participant will be eligible to receive a stock certificate for the number of shares purchased.

  A participant who holds shares purchased through the Stock Purchase Plan in certificate form is obligated immediately to inform the Committee in writing if he or she transfers any of such shares within two years from the applicable Exercise Date.

  During his or her lifetime, a participant's rights under the Stock Purchase Plan may be exercised only by the participant. Neither the payroll deductions or other contributions nor the participant's rights under the Stock Purchase Plan may be assigned, transferred or otherwise disposed of by the participant, other than by the laws of descent and distribution.

  The number of shares of Common Stock reserved for purchase under the Stock Purchase Plan may not exceed 500,000 shares, subject to adjustment as provided below. Such reserved shares may be made available by the Company from either authorized and unissued shares, treasury shares or shares purchased on the open market. In the event of any change in the shares as a result of any share dividend, split, reorganization, liquidation, recapitalization, merger, consolidation, spin-off or other corporate event described in the Stock Purchase Plan, the Committee may in its discretion make any such substitution or adjustment as it deems to be equitable as to: (i) the number or kind of shares or other securities issued or reserved for issuance under the Stock Purchase Plan; (ii) the purchase price; or (iii) any other term of the Stock Purchase Plan.

  The Stock Purchase Plan will be administered by the Board of Directors or by a Committee thereof (the "Committee"). The Committee is authorized to interpret the Stock Purchase Plan, to establish rules and regulations relating to the Stock Purchase Plan and to make any other determination that it deems necessary or desirable for the administration of the Stock Purchase Plan.

  The Stock Purchase Plan may be amended or terminated by the Board of Directors or the Committee at any time and for any reason, subject to the following restrictions. First, no termination or amendment may affect or change the purchase rights of participants previously granted under the Stock Purchase Plan without the participant's consent. Further, any amendment that materially increases the benefits or number of shares available under the Stock Purchase Plan (except for certain allowable adjustments regarding changes to the Company's capital structure or changes authorized to be made by the Board of Directors or the Committee) or materially modifies the eligibility requirements of the Stock Purchase Plan will be subject to stockholder approval.

  With respect to any designated subsidiary which employs participants who reside outside of the United States, and notwithstanding anything herein to the contrary, the Board of Directors or the Committee may in its sole discretion amend the terms of the Stock Purchase Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Stock Purchase Plan and may, where appropriate, establish one or more sub-plans for these purposes.

  The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code, and it is intended to comply with the provisions of Sections 421 and 424 of the Internal Revenue Code as well.

  Under the Internal Revenue Code as currently in effect, there are no federal income tax consequences in connection with the acquisition of Common Stock pursuant to the Stock Purchase Plan until the year in which the participant sells or otherwise disposes of the shares, or, if earlier, the year in which the participant dies. If the shares are sold or otherwise disposed of prior to a participant's death, then the income tax consequences will depend upon whether or not the shares are sold within two years after the applicable Exercise Date.

  If the shares are sold or disposed of more than two years after the applicable Exercise Date, then the participant will recognize ordinary income in an amount equal to the lesser of (i) 15% of the Fair Market Value of the shares on the applicable Exercise Date, or (ii) the amount by which the Fair Market Value of the shares at the time of such sale or disposition exceeds the amount paid for the shares, and the Company will not be entitled to any income tax deduction. If the shares are sold or otherwise disposed of within two years after the applicable Exercise Date, a participant will generally recognize ordinary income in the amount by which the Fair Market Value of the shares on the applicable Exercise Date exceeds the amount paid for the shares, and the Company will be entitled to a corresponding income tax deduction.

  In either case, the participant may also have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount paid for the shares plus the amount of ordinary income which the participant must recognize at the time of the sale).

  In the event of the death of a participant prior to a sale or other disposition of the shares (whether or not within two years after the applicable Exercise Date), a participant will be subject to ordinary income tax in an amount equal to the lesser of (i) 15% of the Fair Market Value of the shares on the applicable Exercise Date, or (ii) the amount, if any, by which the Fair Market Value of the shares as of the date of death exceeds the amount actually paid for the shares.

3. ELECTION OF AUDITORS

  The Board of Directors recommends that the stockholders vote FOR the election of the firm of Arthur Andersen LLP as the auditors to audit the financial statements of the Company and certain of its subsidiaries for the fiscal year ending July 31, 1999. It is intended that the Proxies in the form enclosed with this Proxy Statement will be voted for such firm unless stockholders specify to the contrary in their Proxies or specifically abstain from voting on this matter.

  Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

4. OTHER BUSINESS

  The Board of Directors does not know of any other business to be presented at the Annual Meeting of Stockholders. If any other matters properly come before the meeting, however, it is intended that the persons named in the enclosed form of Proxy will vote said Proxy in accordance with their best judgment.

                      DIRECTORS MEETINGS AND COMPENSATION

DIRECTORS MEETINGS

  The Board of Directors held five regular meetings and seven special telephonic meetings during the year ended July 31, 1998 ("fiscal 1998"). The Audit Committee, which currently consists of Myron S. Gelbach and Michael F.O. Harris, oversees actions taken by the Company's independent auditors, recommends the engagement of auditors and reviews the Company's internal audits. The Compensation Committee approves the compensation of executives of the Company, makes recommendations to the Board of Directors with respect to standards for setting compensation levels and administers the Company's incentive plans. The Compensation Committee currently consists of Bryan C. Cressey and Richard C. Tuttle. There is no standing nominating committee. During fiscal 1998, each of the Company's incumbent directors participated in excess of 75% of the aggregate of the meetings of the Board of Directors and the meetings of committees of the Board of Directors of which such director was a member. During fiscal 1998, the Compensation Committee met, either in person or by telephonic meeting, three times and the Audit Committee met, either in person or by telephonic meeting, two times.

COMPENSATION OF DIRECTORS

  Directors who are also officers of the Company do not currently receive compensation from the Company for their services as directors. Those directors who are not officers of the Company or affiliated with a significant stockholder of the Company (the "Outside Directors"') (currently Myron S. Gelbach and Richard C. Tuttle) currently receive $2,500 quarterly for their services as directors. All directors are reimbursed for expenses incurred in connection with their attendance at meetings. Under the Company's Non-Employee Director Stock Plan (the "Outside Director Plan") each participating director under such plan (currently Myron S. Gelbach and Richard C. Tuttle) is entitled to receive shares of Common Stock annually with a fair market value of $15,000.

  Each of Messrs. Harris and Kalnasy is a party to a consulting agreement with the Company (the "Director Consulting Agreements"), dated as of July 14, 1988, pursuant to which each has purchased Common Stock of the Company and were granted options to purchase additional Common Stock in exchange for consulting services. All of such options have been exercised. Each Director Consulting Agreement can be terminated by the director or the Company upon 60 days prior notice.

  GTCR, which controls a significant stockholder of the Company, and Northern are each party to a consulting agreement pursuant to which each is paid $50,000 a year in exchange for consulting services rendered to the Company and its subsidiaries by management personnel of each of GTCR and Northern. Bryan Cressey, a director of the Company, is a General Partner of GTCR, and Michael Harris and Glenn Kalnasy, directors of the Company, are each a Managing Director and significant stockholder of Northern.

               MANAGEMENT COMPENSATION AND CERTAIN TRANSACTIONS

SUMMARY COMPENSATION TABLE

  The following Summary Compensation Table discloses, for the fiscal years indicated, individual compensation information for Mr. Olson and the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal 1998 (collectively, the "named executives").

                                                            LONG- TERM COMPENSATION
                                                        ----------------------------------
                                 ANNUAL COMPENSATION          AWARDS            PAYOUTS
                                 -------------------    ------------------    ------------
                                                        RESTRICTED
                                                          STOCK                ALL OTHER
                          FISCAL  SALARY     BONUS        AWARDS   OPTIONS    COMPENSATION
   NAME AND PRINCIPAL      YEAR   ($)(1)      ($)          ($)       (#)         ($)(2)
        POSITION          ------ -------------------    ---------- -------    ------------
Paul M. Olson...........   1998    444,210   252,825       --          --        28,293
 President, Chief
  Executive Officer        1997    366,231   186,721       --          --        26,712
                           1996    341,539   282,117       --          --        26,712
George C. Graeber.......   1998    269,442   176,276       --          --        26,752
 Chief Operating Officer   1997    242,031    53,657       --          --        24,228
                           1996    212,865   124,636       --          --        24,228
David R. Harden.........   1998    256,183    68,129       --          --        26,856
 Senior Vice President     1997    249,462   107,998       --          --        25,304
                           1996    232,854   110,222       --          --        25,200
Normand Bourque.........   1998    226,479   204,013(3)    --          --        12,933
 Executive Vice
  President                1997    202,371   333,436       --          --        11,957
                           1996     89,413   169,293       --      329,100(4)     6,423
Peter Sheehan...........   1998    210,916   102,815       --          --        24,404
 Executive Vice
  President                1997    189,346    75,435       --          --           290
                           1996    134,423   146,279       --          --            42

--------
(1) Amounts in this column reflect salaries paid in the respective fiscal year.
(2) Figures in this column include amounts with respect to Company contributions to the West Penn Wire Division Incentive Profit Sharing Plan and Trust (the "Incentive Plan") (which is a defined contribution plan) and term life insurance premiums paid by the Company (both of which reflect payments made in the 1997 calendar year), which for each of the named executives other than Mr. Bourque are: Mr. Olson, Incentive Plan $24,000, term life insurance premium $4,293; Mr. Graeber, Incentive Plan $24,000, term life insurance premium $2,752; Mr. Harden, Incentive Plan $24,000, term life insurance premium $2,856; Mr. Sheehan, Incentive Plan $24,000, term life insurance premium $404. Figures in this column for Mr. Bourque represent earned amounts with respect to projected benefits under NORDX/CDT Inc. defined benefit plans. Assuming continued service with the Company until age 65, Mr. Bourque's estimated benefits upon retirement under such plans would be a lump sum payment of $141,367 upon retirement and an annual benefit of $25,646.
(3) Participants, participation percentages and the bonus pool amount under the "Plan II Bonus" described in "Compensation Committee Report--NORDX/CDT Bonus Programs" have not been determined and amounts payable to Mr. Bourque under such Plan for fiscal 1998 have not been included.
(4) Such options were amended to change the exercise price to $18.42 during the fiscal year ending July 31, 1997.

OPTION GRANTS IN FISCAL YEAR 1998

  While the Company does have incentive plans authorizing the grant of stock options, no stock options were granted to any of the named executives during fiscal 1998.

OPTION EXERCISES AND YEAR END VALUES FOR FISCAL YEAR 1998

  The following table shows information regarding the exercise of stock options during fiscal 1998 by the named executives and the number and value of any unexercised stock options held by them as of July 31, 1998:

                           SHARES
                         ACQUIRED ON   VALUE     NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                          EXERCISE   REALIZED    OPTIONS AT FY-END (#)   IN THE MONEY OPTIONS AT FY-END ($)
          NAME               (#)        ($)    EXERCISABLE/UNEXERCISABLE  EXERCISABLE/ UNEXERCISABLE(/1/)
          ----           ----------- --------- ------------------------- ----------------------------------
Paul M. Olson...........   281,811   6,898,242                 -/-                            -/-
George C. Graeber.......    42,600   1,022,900            57,558/-                    1,103,214/-
David R. Harden.........   368,811   8,218,074                 -/-                            -/-
Normand Bourque.........       --          --       65,820/263,280                169,816/679,262
Peter Sheehan...........    28,125     323,767            -/84,375                      -/496,969

--------
(1)  Based on the closing price of the Common Stock on July 31, 1998 of $21.

TEN-YEAR OPTION REPRICINGS

  No options were repriced in fiscal 1998. During fiscal 1997, however, the Board determined that the prior option grants to NORDX/CDT management were not serving their intended purpose of providing financial incentive to the NORDX/CDT management given that the exercise prices were significantly below the then current trading price for CDT's common stock. In addition, the Board concluded that failing to amend the options would be a particularly unreasonable hardship for the NORDX/CDT personnel whose division had exceeded CDT's performance expectations since its acquisition. Accordingly, in June, 1997, 787,500 outstanding options (adjusted for stock splits) held by NORDX/CDT management and employees were repriced with a new exercise price of $18.42 (adjusted for stock splits), which represented the market price of the Common Stock on the date of such repricing. Additionally, the vesting period of the options was reset as of the date of the amendment.

  The following table shows information regarding repricing during fiscal 1997 of options previously granted to the named executives.

                                 NUMBER OF
                                  OPTIONS   MARKET PRICE OF
                                REPRICED OR STOCK AT TIME OF NEW EXERCISE LENGTH OF ORIGINAL OPTION
                                  AMENDED     REPRICING OR      PRICE     TERM REMAINING AT DATE OF
          NAME            DATE    (#)(1)     AMENDMENT $(1)      $(1)      REPRICING OR AMENDMENT
          ----           ------ ----------- ---------------- ------------ -------------------------
Normand Bourque......... 6/3/97   329,100        $18.42         $18.42            8.7 years

--------
(1)  Adjusted for the January 1998 3-for-2 stock split.

EMPLOYMENT AGREEMENTS

  None of the named executives, other than Normand Bourque, have employment agreements with the Company or any of its affiliates, nor are any such named executives party to any agreements entitling them to termination or severance payments upon a change in control of the Company. Pursuant to an employment agreement between Mr. Bourque and the Company, effective as of February 5, 1996, Mr. Bourque is entitled to participate in certain bonus plans and received a stock option grant of 329,100 shares of the Company's Common Stock. Mr. Bourque is entitled to termination payments if terminated without cause. Termination pay is based upon Mr. Bourque's prior compensation and would be paid for a period of 18 months. The Company also entered into Senior Management Agreements with each of Messrs. Olson and Harden, pursuant to which each purchased shares of Common Stock. Mr. Bourque's employment agreement and the Senior Management Agreements also impose certain additional restrictions upon the executives, including confidentiality obligations, assignment of the benefit of inventions and patents to the Company and a requirement that such executives devote substantially all of their business time to the Company.

CERTAIN TRANSACTIONS

  The Company purchases converted copper from an entity controlled by family members of David Harden, an officer of the Company. In fiscal 1998, total purchases by the Company from such entity were approximately $1,035,000. As of July 31, 1998, the Company owed approximately $111,000 to such entity, consisting of accounts payable arising in connection with such purchases. The Company expects to continue to purchase converted copper from such entity at such level in the foreseeable future. Purchases were made on an "as needed" basis, and there is no contract relating to such purchases. The Company believes that the foregoing transaction was consummated on terms no less favorable than those that could be obtained by the Company from an unrelated third party in a transaction negotiated on an arms-length basis.

  In connection with the hiring of Peter Sheehan in 1995, the Company agreed to make a loan to Mr. Sheehan to assist in purchasing a home upon his relocation. The outstanding amount of such loan as of October 30, 1998 was $66,633.44. Such loan bears interest at a rate of 7% per annum.

COMPENSATION COMMITTEE REPORT

 Compensation Policies Applicable to Executive Officers

  During fiscal 1998, the Compensation Committee continued to follow established compensation policies. The overall compensation program for salaried employees has been designed and is administered to ensure that employee compensation motivates superior job performance and the achievement of business objectives. The main policy objective of executive officer compensation is the maximization of stockholder value over the long term. The Compensation Committee believes that this can best be accomplished by an executive compensation program which reflects the following three principles:

    First, base salaries should be sufficient to attract and retain qualified management talent, without exceeding competitive practice at similar companies in the specialty cable and related industries.

    Second, annual bonus and incentive programs should provide opportunity for significant increases in compensation, based on meeting or exceeding pre-determined performance targets.

    Third, a substantial portion of total long-term compensation should reflect performance on behalf of the Company's stockholders, as measured by increases in the Company's stock price.

  Except as discussed below with respect to Mr. Olson and salary increases granted to George Graeber and Peter Sheehan upon Messrs. Graeber's and Sheehan's promotion to Chief Operating Officer and Executive Vice President, respectively, the Compensation Committee made no fundamental changes in the basic executive compensation program during fiscal 1998.

 Base Salary

  The Compensation Committee meets in the fall of each year and is currently evaluating compensation for fiscal 1999. Annual base salaries of the executive officers for fiscal 1998 were reviewed by the Compensation Committee at its September 1997 meeting and adjusted as appropriate effective October 1, 1997. Following previously stated policies, the Compensation Committee adjusted salaries based upon competitive salary levels, past individual performance as measured by both qualitative and quantitative factors and the potential for making significant contributions to future Company performance. The Compensation Committee believes that for salary increases to provide a meaningful additional incentive such increases must exceed the rate of inflation and, in light of relatively low inflation in the national economy, the Compensation Committee approved salary increases for fiscal 1998 ranging between 4% and 12% for executive officers at its September 1997 meeting. Although strong overall performance by the Company was a factor in determining the salary adjustments, the individual factors stated above were the primary considerations.

 Bonus Plan

  Each of the named executive officers and certain other key personnel of the Company participate in an executive/management bonus plan (the "Bonus Plan"), which has not been formalized in writing. The Bonus Plan provides for annual bonus awards based upon financial results compared to a projected budget prepared at the beginning of each fiscal year. Employees at each of the Company's operating units receive bonuses based upon a formula determined by the financial results of their respective division and the overall financial results of the Company. Other participants, including the Chief Executive Officer (the "CEO"), receive bonuses based on the overall financial results of the Company. An individual participant's bonus is determined as a percentage ranging from 0% to 200% of the Target Bonus (the individual's "Target Bonus" ranges from 15% to 55% of base salary) based upon (i) the relevant performance target(s) achieved, (ii) the employee's place of employment within the Company and (iii) the weight given to the relevant performance targets. Bonus amounts are prorated for new participants who are added during the course of a given year. Bonus payments are subject to modification at the discretion of the Compensation Committee. One half of the Bonus Plan bonuses are paid quarterly, with the balance paid after final fiscal year results are available.

 NORDX/CDT Bonus Programs

  Certain employees of NORDX/CDT participate in the NORDX/CDT Plan II Bonus Program (the "Plan II Program"). The Plan II Program provides for bonus awards with respect to the six-month period ended July 31, 1996 and annually thereafter for four years based upon NORDX/CDT's earnings before interest and taxes. Bonus participants are determined by the President of NORDX/CDT, currently Mr. Bourque, subject to the approval of the Chief Executive Officer of the Company, currently Mr. Olson. The bonus amounts of each participating employee are determined by the President of NORDX/CDT, the Chief Executive Officer of the Company and the Chairman of the Company, currently Mr. Cressey. Mr. Bourque and certain other key personnel of NORDX/CDT participate in the NORDX/CDT Signing Bonus Program (the "Signing Program"). The Signing Program provides for a signing bonus to certain key personnel of NORDX/CDT of individual aggregates ranging from $300,000 to $750,000 to be paid over the first five years of such person's employment by the Company (which commenced in February, 1996).

 Stock Options

  Under the Company's Long Term Performance Incentive Plan (the "Long Term Plan") and the Company's Supplemental Long Term Performance Incentive Plan (the "Supplemental Plan"), incentive awards, including stock options, may be granted to the Company's executive officers. The Compensation Committee determines the number of stock options to be granted based on an officer's job responsibilities and individual performance evaluation. Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally vest over five years. This approach is designed to encourage the creation of long-term stockholder value since the full benefit of such options cannot be realized unless the stock price exceeds the exercise price at the end of the vesting period. The Compensation Committee believes that the significant equity interests in the Company held by the Company's management helps to align the interests of stockholders and management and maximize stockholder returns over the long term. As of July 31, 1998, an aggregate of 24,183 shares of Common Stock remained reserved for grant under the Long Term Plan. As of July 31, 1998, an aggregate of 651,900 shares of Common Stock remained reserved for grant under the Supplemental Plan. Of such 651,900 shares, 54,900 shares remained reserved under the Supplemental Plan for grants only to new members of the Company's management who are employed in connection with acquisitions by the Company.

  The Outside Directors are not entitled to receive awards under the Long Term Plan or the Supplemental Plan. In order to create and provide an incentive structure similar to that which is in place for employees under those plans, the Company adopted the Outside Director Plan. Under this plan, the Company's Outside Directors are eligible to receive shares of Common Stock in an amount and at a price set by a pre-arranged formula. Under the Outside Director Plan 103,449 shares of Common Stock remain reserved for grant to the Company's Outside Directors.

 Compensation of Chief Executive Officer

  The compensation policies described above apply as well to the compensation of the CEO. The Compensation Committee is directly responsible for determining the CEO's salary level and for all awards and grants to the CEO under the incentive components of the compensation program. The overall compensation package of the CEO is designed to recognize that the CEO bears primary responsibility for increasing the value of stockholders' investments. Accordingly, a substantial portion of the CEO's compensation is incentive-based, providing greater compensation as direct and indirect financial measures of stockholder value increase. The CEO's compensation is thus structured and administered to motivate and reward the successful exercise of these responsibilities.

  At the end of fiscal 1997 and the beginning of fiscal year 1998, the Compensation Committee undertook a review of the CEO's compensation. The Compensation Committee reviewed the compensation packages (including option grants) of various chief executive officers of companies competing with the Company, as reported in their public documents. The Compensation Committee also considered the strong growth of the Company over the past several years. As a result of such review, the CEO's base compensation was raised from $362,250 to $460,000 effective October 1, 1997. In addition, the CEO's Target Bonus under the Bonus Plan was raised from 45% to 55%.

 Conclusion

  Through the programs described above and the stock ownership of management obtained pursuant to prior stock option plans, a significant portion of the Company's executive compensation is linked directly to corporate performance.

  The Compensation Committee has determined that it is unlikely that the Company would pay any amounts in fiscal 1999 that would result in the loss of a Federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and accordingly, has not recommended that any special actions be taken or that any plans or programs be revised at this time in light of such tax law provision.

                                          Respectfully submitted,

                        COMPENSATION COMMITTEE MEMBERS

                      Bryan C. Cressey  Richard C. Tuttle

PERFORMANCE GRAPH

  The following graph compares the cumulative total return on $100 invested on November 24, 1993 (the first day of public trading of the Common Stock) through July 31, 1998 (the last day of public trading of the Common Stock in fiscal
1998) in the Common Stock of the Company, the S&P 500 Index and the S&P Electrical Equipment Index. The return of the indices is calculated assuming reinvestment of dividends during the period presented. The Company has not paid any dividends since its initial public offering. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

    COMPARISON OF CUMULATIVE TOTAL RETURNS AMONG CABLE DESIGN TECHNOLOGIES
                        CORPORATION, S&P 500 INDEX AND
                        S&P ELECTRICAL EQUIPMENT INDEX

                                    GRAPHIC

                        Cable Design
                        Technologies                      S&P Electrical
         Date           Corporation      S&P 500 Index    Equipment Index
--------------------------------------------------------------------------------
       11/24/93         $100.00              $100.00         $100.00
        7/29/94         $134.18              $100.99         $105.74
        7/31/95         $227.85              $127.36         $126.30
        7/31/96         $444.08              $148.47         $170.61
        7/31/97         $517.63              $206.40         $257.19
        7/31/98         $478.29              $242.37         $305.57

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The table below sets forth certain information regarding beneficial ownership of Common Stock as of October 30, 1998, by each person or entity known to the Company who owns of record or beneficially five percent or more of the Common Stock, by each named executive officer and director nominee and all executive officers and director nominees as a group.

                                                                  PERCENTAGE OF
                                                 NUMBER OF SHARES  OUTSTANDING
                                                        OF           COMMON
NAME                                             COMMON STOCK(1)    STOCK(1)
----                                             ---------------- -------------
GTC Fund II(2).................................     4,280,883         14.4
Bryan C. Cressey(2)(3)(5)......................     4,397,754         14.8
Massachusetts Financial Services Company.......     2,990,837         10.1
Pilgrim Baxter & Associates....................     1,577,925          5.3
Paul M. Olson(3)...............................       667,045          2.2
George C. Graeber(3)(6)........................       102,258           *
David R. Harden................................       641,195          2.2
Myron S. Gelbach, Jr.(3)(4)....................        41,293           *
Michael F.O. Harris(3)(4)......................        21,448           *
Glenn Kalnasy(3)...............................        35,556           *
Peter Sheehan(7)...............................        22,500           *
Richard C. Tuttle(3)(8)........................        28,759           *
Normand Bourque(9).............................        67,320           *
All executive officers and director nominees as
 a group (13 Persons)(10).........................  6,321,827         21.2

--------
* Represents less than 1%.
 (1) Figures are based upon 29,665,678 shares of Common Stock outstanding as of October 30, 1998. The figures assume exercise by only the stockholder or group named in each row of all options for the purchase of Common Stock held by such stockholder or group which are exercisable within 60 days of October 30, 1998.
 (2) The general partner of GTC Fund II is GTC. Bryan Cressey is a General Partner of GTC, and may be deemed to be a beneficial owner of the Common Stock of the Company owned by GTC Fund II, but Mr. Cressey disclaims any such beneficial ownership. The business address of GTC Fund II and Mr. Cressey is c/o Golder, Thoma, Cressey, Rauner, Inc., 6100 Sears Tower, Chicago, Illinois 60606.
 (3) Messrs. Cressey, Olson, Gelbach, Graeber, Harris, Kalnasy and Tuttle are directors of the Company.
 (4) Members of the Audit Committee.
 (5) Includes 60,000 shares held by the Bryan and Christina Cressey Foundation (the "Foundation") and 4,280,883 shares held by GTC Fund II. Mr. Cressey is a general partner of GTC and the President of the Foundation and may be deemed to be a beneficial owner of the Common Stock of the Company owned by the Foundation and GTC Fund II, but Mr. Cressey disclaims any such beneficial ownership. See footnote 2.
 (6) Includes 57,558 shares covered by options.
 (7) Represents 22,500 shares covered by options.
 (8) Includes 11,379 shares covered by options.
 (9) Includes 65,820 shares covered by options.
(10) Includes 4,280,883 shares held by GTC Fund II which may be deemed to be beneficially owned by Mr. Cressey.

      DIRECTOR AND OFFICER AND TEN PERCENT STOCKHOLDER SECURITIES REPORTS

  The federal securities laws require the Company's directors and officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission, the New York Stock Exchange and the Secretary of the Company initial reports of ownership and reports of changes in ownership of the Common Stock of the Company.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended July 31, 1998, all of the Company's officers, directors and greater-than-ten-percent beneficial owners made all required filings.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders to be presented at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company by July 7, 1999 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. It is anticipated that the 1999 Annual Meeting will be scheduled for December 8, 1999.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not know of any business to come before the Annual Meeting other than the matter described in the notice. If other business is properly presented for consideration at the Annual Meeting, the enclosed Proxy authorizes the persons named therein to vote the shares in their discretion.

                            SOLICITATION OF PROXIES

  Solicitation of the Proxies may be made through officers and regular employees of the Company by telephone or by oral communications with some stockholders following the original solicitation period. No additional compensation will be paid to such officers and regular employees for proxy solicitation. Expenses incurred in the solicitation of Proxies will be borne by the Company, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of Common Stock. In addition to use of the mails, Proxies may be solicited by officers and employees of the Company in person or by telephone.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's Annual Report for the fiscal year ended July 31, 1998, including the financial information included therein, has been filed with the Securities and Exchange Commission and is incorporated in this Proxy Statement by reference.

                                   EXHIBIT A

                     CABLE DESIGN TECHNOLOGIES CORPORATION

                       1998 EMPLOYEE STOCK PURCHASE PLAN

                                                                            PAGE
                               TABLE OF CONTENTS

SECTION 1 PURPOSE............................................................A-1

SECTION 2 DEFINITIONS........................................................A-1

SECTION 3 ELIGIBILITY........................................................A-2

SECTION 4 SECURITIES SUBJECT TO THE PLAN.....................................A-3

SECTION 5 PARTICIPATION/ENROLLMENT...........................................A-3

SECTION 6 PAYROLL DEDUCTIONS/CONTRIBUTIONS...................................A-3

SECTION 7 GRANT OF PURCHASE RIGHT............................................A-4

SECTION 8 EXERCISE OF PURCHASE RIGHT.........................................A-4

SECTION 9 WITHDRAWAL AND TERMINATION OF PURCHASE RIGHTS......................A-5

SECTION 10 RIGHTS AS SHAREHOLDER.............................................A-5

SECTION 11 SALE OF SHARES ACQUIRED UNDER THE PLAN............................A-6

SECTION 12 PLAN ADMINISTRATION...............................................A-6

SECTION 13 TRANSFERABILITY...................................................A-6

SECTION 14 ADJUSTMENTS UPON CERTAIN EVENTS...................................A-7

SECTION 15 TERM OF PLAN......................................................A-7

SECTION 16 AMENDMENT AND TERMINATION OF THE PLAN.............................A-7

SECTION 17 NO EMPLOYMENT RIGHTS..............................................A-7

SECTION 18 COSTS.............................................................A-8

SECTION 19 REPORTS...........................................................A-8

SECTION 20 GOVERNING LAW.....................................................A-8

SECTION 21 COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS......................A-8

SECTION 22 TAX WITHHOLDING...................................................A-9

SECTION 23 NON-U. S. PARTICIPANTS............................................A-9

SECTION 24 SUCCESSORS AND ASSIGNS............................................A-9

                     CABLE DESIGN TECHNOLOGIES CORPORATION
                       1998 EMPLOYEE STOCK PURCHASE PLAN

                                   SECTION 1

                                    PURPOSE

  The purpose of the Cable Design Technologies Corporation 1998 Employee Stock Purchase Plan is to provide Eligible Employees of the Company or certain of its Subsidiaries with an opportunity to purchase Shares and thus obtain a stake in the future success of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees to devote their best efforts to the financial success of the Company. The Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to comply with the requirements of Section 423 of the Code whenever possible.

                                   SECTION 2

                                  DEFINITIONS

  For purposes of the Plan, the following terms shall have the following meanings, unless the context clearly indicates otherwise:

  2.1 "Act" means the Securities Exchange Act of 1934, as amended, or any successor thereto.

  2.2 "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 of the Act, or any successor rule thereto.

  2.3 "Board" means the Board of Directors of the Company.

  2.4 "Change in Control" occurs if (a) any Person, including a "group" as defined in Section 13(d)(3) of the Act, shall become the beneficial owner of Shares with respect to which twenty percent (20%) or more of the total number of votes for the election of the Board may be cast; (b) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election or combination of the foregoing, the persons who were prior to the institution thereof directors of the Company shall cease to constitute a majority of the Board; or (c) stockholders of the Company shall approve an agreement pursuant to which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all of the assets of the Company.

  2.5 "Committee" means a Committee of the Board referred to in Section 12 herein or if there shall be no such Committee, the Board itself.

  2.6 "Company" means Cable Design Technologies Corporation, a Delaware corporation, and any successor to such organization.

  2.7 "Compensation" means (a) for salaried employees, the regular basic salary or wages paid by an employer for services performed by such employees which are computed on a weekly, monthly, annual or other comparable basis before any payroll deductions for taxes or any other purposes, including any commissions and bonuses; and (b) for hourly employees, wages paid by an employer for services performed by such employees which are computed on a biweekly or other comparable basis, before any payroll deductions for taxes or any other purposes, including any overtime and bonuses. However, in the case of both (a) and (b) above, Compensation shall not include fees, pension, severance pay or any other extraordinary compensation, or employer contributions under pension, profit-sharing, fringe benefit, group insurance or other employee welfare plan heretofore or hereafter adopted or any deferred compensation arrangement.

  2.8 "Designated Subsidiary" shall mean each Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

  2.9 "Dollar" or "Dollars" or "$" means the lawful currency of the United States of America.

  2.10 "Effective Date" means the date set by the Board for the Plan to become effective.

  2.11 "Eligible Employee" means an employee of the Company or any Designated Subsidiary, including an officer, within the meaning of Section 3401(c) of the Code.

  2.12 "Exercise Date" means the last day of an Offering Period, on which date all Participants' outstanding Purchase Rights shall automatically be exercised.

  2.13 "Fair Market Value" for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the last sales price reported for the Common Stock on the applicable date (a) as reported by the principal national securities exchange in the United States on which it is then traded, or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers. If the Common Stock is not readily tradable on a national securities exchange or any system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set in good faith by the Committee on the advice of a registered investment adviser (as defined under the Investment Advisers Act of 1940).

  2.14 "Offering Period" means each fiscal quarter of the Company during the effectiveness of the Plan, provided that the Committee shall have the power to change the duration of Offering Periods.

  2.15 "Participant" means an Eligible Employee of the Company or a Designated Subsidiary of the Company who has enrolled in the Plan in accordance with
Section 5 hereof.

  2.16 "Person" shall have the meaning set forth in Section 13(d) or 14(d) of the Act, or any successor section thereto.

  2.17 "Plan" means the Cable Design Technologies Corporation 1998 Employee Stock Purchase Plan.

  2.18 "Plan Custodian" means a bank, stock brokerage or other financial services firm designated by the Committee in its sole discretion to hold the Shares purchased by Participants under the Plan.

  2.19 "Purchase Right" means a Participant's option to purchase Shares that is deemed to be granted to a Participant during an Offering Period pursuant to
Section 7.

  2.20 "Section 16(b) Insider" means a person subject to the requirements of
Section 16(b) of the Act.

  2.21 "Shares" means the common stock, par value $.01 per share, of the Company, and any other stock or securities (including any other share or securities of an entity other than the Company) for or into which the outstanding shares of such common stock are hereinafter exchanged or changed.

  2.22 "Subsidiary" shall have the meaning set forth in Section 424(f) of the Code.

                                   SECTION 3

                                  ELIGIBILITY

  3.1 All Eligible Employees of the Company or a Designated Subsidiary who customarily works more than twenty (20) hours per week for the Company or a Designated Subsidiary and at least five (5) months per year for the Company or a Designated Subsidiary are eligible to participate in the Plan. The Eligible Employee's entry date in the Plan shall be the first day of the Offering Period immediately following the later of (a) the sixth (6th) month anniversary of such Eligible Employee's employment by the Company or any Designated Subsidiary and (b) the date the Eligible Employee has satisfied these eligibility provisions and the enrollment procedures in Section 5.

  3.2 Notwithstanding any provision of the Plan to the contrary, no employee may participate in the Plan if prior to the grant of Purchase Rights or if following a grant of Purchase Rights under the Plan, the employee would own, directly or by attribution, stock, Purchase Rights or other stock options to purchase stock representing five percent (5%) or more of the total combined voting power or value of all classes of the stock of the Company, or any Subsidiary as referenced in Section 423(b)(3) of the Code.

  3.3 Subject to Committee approval, any employee of a company or an entity which is purchased by or merged into the Company and becomes a Designated Subsidiary may be permitted to participate in the Plan in accordance with such rules as the Committee, in its sole discretion, shall establish.

                                   SECTION 4

                        SECURITIES SUBJECT TO THE PLAN

  The maximum number of Shares which may be granted and purchased under the Plan may not exceed 500,000 Shares (subject to adjustment as provided in Section 14), which may be authorized but unissued shares, reacquired (treasury) shares or shares bought on the open market. If any Purchase Right granted shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares shall again become available for purposes of the Plan, unless the Plan has been terminated.

                                   SECTION 5

                           PARTICIPATION/ ENROLLMENT

  Participation in the Plan is voluntary. Eligible Employees may elect to become Participants in the Plan by authorizing payroll deductions or other contributions to the Plan in accordance with procedures established by the Committee, including telephonic enrollment and enrollment through the execution of an enrollment form (the "Participation Form") filed with the Committee, or as otherwise directed by the Company, no later than fifteen (15) days prior to the start date of an Offering Period.

                                   SECTION 6

                       PAYROLL DEDUCTIONS/CONTRIBUTIONS

  6.1 In order to purchase Shares, each Participant must elect and indicate in accordance with procedures established by the Committee the amount he or she wishes to authorize to be deducted at regular payroll intervals during the Offering Period, expressed as a percentage amount of such Participant's Compensation for the applicable payroll period, with a minimum deduction of one percent (1%) and a maximum deduction percentage as determined from time to time by the Committee, but in no event greater than twenty percent (20%). The enrollment process shall include authorization from the Participant for the Company or Designated Subsidiary to make payroll deductions from the Participant's Compensation.

  6.2 Notwithstanding anything herein to the contrary, Purchase Rights granted to a Participant under the Plan and all such other employee stock purchase plans (as described in Section 423 of the Code) of his or her employer corporation and its parent and subsidiary corporation shall not be permitted to accrue at a rate in excess of twenty-five thousand dollars ($25,000.00) of Fair Market Value of Shares for each calendar year. The twenty-five thousand dollar ($25,000.00) limit is determined as of the first day of the Offering Period during which such Purchase Rights are granted. Participants shall be notified if this limitation becomes applicable to them.

  6.3 The amounts deducted from the Participant's Compensation or otherwise received from a Participant shall be credited to a bookkeeping account established in the Participant's name under the Plan, but no actual separate account shall be established by the Company to hold such amounts. There shall be no interest paid on the balance credited to a Participant's account. Amounts deducted from the Participant's Compensation or otherwise contributed may be commingled with the general assets of the Company and may be used for its general corporate purposes prior to the purchase of Shares during an Offering Period.

  6.4 Payroll deductions shall begin on the first payday of each Offering Period, and shall end on the last payday of each Offering Period. In general, Eligible Employees may participate in the Plan and may purchase Shares only through payroll deductions. Notwithstanding the above, the Committee may permit continued participation by Participants on approved leaves of absence in accordance with procedures and restrictions established from time to time by the Committee.

  6.5 So long as a Participant remains an employee of the Company or a Designated Subsidiary, payroll deductions shall continue in effect from Offering Period to Offering Period, unless at least fifteen (15) calendar days prior to the first day of the next succeeding Offering Period the Participant:

    (a) elects a different rate in accordance with procedures established by the Committee, including by telephonic means or by filing a new
  Participation Form in accordance with procedures established by the Committee; or

    (b) withdraws from the Plan or terminates employment in accordance with
  Section 9 hereof.

  6.6 Notwithstanding the above, and subject to Committee approval, the Committee may provide for a special election period for participation in the Plan following the acquisition of a company or entity by the Company whereby such company or entity becomes a Designated Subsidiary of the Company. All employees of the Company and any Designated Subsidiary of the Company shall be eligible to participate in such special election.

                                   SECTION 7

                            GRANT OF PURCHASE RIGHT

  7.1 Each Participant who timely enrolls in the Plan as provided in Section 5 shall be deemed to have been granted a Purchase Right as of the first day of the Offering Period to purchase as many whole Shares as can be purchased with the balance credited to such Participant's account as of the Exercise Date.

  7.2 The price at which each Purchase Right shall be exercised shall be determined by the Committee, in its sole discretion, and shall remain in effect unless modified by the Committee at least fifteen (15) days prior to the beginning of the applicable Offering Period, but in no event shall be less than the lower of:

  (a) Eighty-five percent (85%) of the Fair Market Value of the Shares on the first business day coincident with or next following the first day of an Offering Period; or

  (b) Eighty-five percent (85%) of the Fair Market Value of the Shares on the last business day coincident with or immediately preceding the last day of such Offering Period.

  7.3 The Committee has the power, exercisable at any time prior to the start of an Offering Period, to set a maximum Share amount with respect to a Purchase Right for that Offering Period, subject to the limitations set forth in Section 6.2. The maximum Share amount shall continue in effect from Offering Period to Offering Period until the Committee once again exercises its power to adjust the limitation.

                                   SECTION 8

                          EXERCISE OF PURCHASE RIGHT

  8.1 Each outstanding Purchase Right shall be deemed automatically exercised as of the Exercise Date, provided that the Participant is still employed by the Company or a Designated Subsidiary on that date. On that date, the balance credited to each Participant's account shall be applied to the purchase of as many whole Shares as can be purchased at the purchase price in effect for the Offering Period. The balance remaining in each Participant's account, if any shall be held for the purchase of Shares in the next succeeding Offering Period or otherwise applied in accordance with the terms hereof.

  8.2 If a Participant purchases the maximum Share amount determined in accordance with the terms of Section 7.3, any amount not applied to the purchase of Shares for that Offering Period shall be held for the purchase of Shares in the next Offering Period.

  8.3 If the number of Shares for which Purchase Rights are exercised exceeds the number of Shares available in any Offering Period under the Plan, the Shares available for exercise shall be allocated by the Committee (or in accordance with rules established by the Committee) pro rata among the Participants in such Offering Period in proportion to the relative amounts credited to their accounts. Any amounts not thereby applied to the purchase of Shares under the Plan shall be refunded to the Participants after the end of the Offering Period, without interest.

                                   SECTION 9

                 WITHDRAWAL AND TERMINATION OF PURCHASE RIGHTS

  9.1 A Participant may withdraw from the Plan during an Offering Period by providing notice in accordance with procedures established by the Committee, at least thirty (30) days prior to the last business day of such Offering Period. Payroll deductions shall cease as soon as is administratively feasible from the effective date of such withdrawal and no additional payroll deductions shall be made on behalf of such Participant during the Offering Period. In the event of a timely withdrawal elected in accordance with this
Section 9, a Participant shall receive, as soon as practicable, all accumulated payroll deductions and any other contributions made by the Participant as a refund without penalty. Such amounts shall be refunded without interest.

  9.2 A Participant who has previously withdrawn from the Plan in accordance with Section 9.1 who wishes to resume participation may re-enroll in the Plan by following the applicable re-enrollment procedures established by the Committee.

  9.3 Notwithstanding Section 8.1, if a Participant ceases to be an employee of the Company or a Designated Subsidiary for any reason prior to the last day of an Offering Period, his or her outstanding Purchase Right shall automatically terminate, and all sums previously withheld from such Participant's Compensation during such Offering Period shall be refunded to the Participant, or the Participant's beneficiary, without interest as soon as practicable.

                                  SECTION 10

                             RIGHTS AS SHAREHOLDER

  10.1 A Participant shall not be considered a shareholder with respect to Shares to be purchased during an Offering Period until the Purchase Right is exercised on the Exercise Date and such Shares have been issued to the Plan Custodian to hold for the benefit of the Participant. Thus, a Participant shall not have a right to any dividend or distribution made prior to the Exercise Date with respect to Shares purchased during the Offering Period.

  10.2 Upon a request made to the Plan Custodian, and in accordance with procedures and restrictions established by the Committee, the Participant shall be entitled to receive a stock certificate for the number of purchased Shares. The Plan Custodian may impose upon, or pass through to, the Participant a reasonable fee for the transfer of Shares in the form of a stock certificate from the Plan Custodian to the Participant. It is the responsibility of each Participant to keep his or her address current with the Company through the Committee and with the Plan Custodian.

                                  SECTION 11

                    SALE OF SHARES ACQUIRED UNDER THE PLAN

  11.1 Participants may sell the Shares they acquire under the Plan only in compliance with the restrictions set forth below:

    (a) Section 16(b) Insiders may be subject to certain restrictions in connection with their transactions under the Plan and with respect to the sale of Shares obtained under the Plan, including, but not limited to, the Company's securities trading policies, as the same may exist from time to time.

    (b) Shares obtained under the Plan by any Participant must comply with the Company's securities trading policies, as the same may exist from time to time.

In addition, the Committee may, by prior notice to Participants, impose additional transfer restrictions on Shares obtained under the Plan by any Participant.

  11.2 In order to insure compliance with the restrictions and requirements herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. By enrolling in the Plan in accordance with Section 5, each Participant acknowledges and agrees to the Company's rights described in this Section 11.2.

  11.3 A Participant who holds Shares purchased through the Plan in certificate form shall immediately inform the Company in writing if the Participant transfers any of such Shares within two (2) years from the date of grant of the related Purchase Right. Such transfer shall include disposition by sale, gift or other manner. The Participant may be requested to disclose the manner of the transfer, the date of the transfer, the number of Shares involved and the transfer price. By enrolling in the Plan in accordance with
Section 5, each Participant obligates himself or herself to provide such information to the Company.

                                  SECTION 12

                              PLAN ADMINISTRATION

  As determined by the Board from time to time, the Plan shall be administered by a Committee of the Board or by the Board itself. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

                                  SECTION 13

                                TRANSFERABILITY

  13.1 Any account maintained by the Plan Custodian for the benefit of a Participant with respect to Shares acquired pursuant to the Plan shall be kept only in the name of the Participant; provided, however, that the Participant may elect that such account be maintained with right of joint ownership with such Participant's spouse. Such election may be made only in accordance with such procedures established by the Committee.

  13.2 Neither payroll deductions or other contributions credited to a Participant's account nor any Purchase Rights or other rights to acquire Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of by Participants other than by will or the laws of descent and distribution and, during the lifetime of a Participant, Purchase Rights may be exercised only by the Participant.

                                  SECTION 14

                        ADJUSTMENTS UPON CERTAIN EVENTS

  Notwithstanding anything herein to the contrary, the following provisions shall apply to all Purchase Rights granted under the Plan:

  14.1 In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, liquidation, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or other similar events, or any distribution to stockholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (a) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan, (b) the purchase price, or (c) any other affected terms of such Purchase Rights.

  14.2 In the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Purchase Right as of the date of the consummation of the Change in Control.

                                  SECTION 15

                                 TERM OF PLAN

  The Plan shall become effective on the Effective Date and shall remain in effect until the tenth anniversary of the Effective Date, subject to earlier termination by the Committee in accordance with Section 16 and subject to
Section 4.

                                  SECTION 16

                     AMENDMENT AND TERMINATION OF THE PLAN

  The Committee may in its sole discretion terminate or amend the Plan at any time and for any reason, subject to the following restrictions. First, any termination or amendment made to the Plan may not affect or change Purchase Rights previously granted under the Plan without the consent of the affected Participant. Second, any amendment that materially increases the benefits or number of Shares available under the Plan (except for certain allowable adjustments in the event of changes to the Company's capital structure or for changes authorized by the Plan to be made by the Committee) or materially modifies the eligibility requirements of the Plan shall be subject to shareholder approval. If not sooner terminated by the Committee, the Plan shall terminate at the time Purchase Rights have been exercised with respect to all Shares reserved for issuance under the Plan.

                                  SECTION 17

                             NO EMPLOYMENT RIGHTS

  17.1 Participation in the Plan shall not be deemed to give any Participant any right (a) to be retained in the employ or other service of the Company or of any Subsidiary for any specific length of time, (b) to interfere with the right of the Company or any Subsidiary to discipline or discharge the Participant at any time, (c) to hold any particular position or responsibility with the Company or any Subsidiary, or (d) to receive any particular compensation from the Company or any Subsidiary. The adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of any employee.

  17.2 The Plan is a discretionary plan, and participation by any employee is purely voluntary. Participation in the Plan with respect to any Offering Period shall not entitle any Participant to participate with respect to any other Offering Period.

  17.3 Any payments or benefits paid to or with respect to a Participant under the Plan shall not be considered to be part of the Participant's "salary," and thus, shall not be taken into account for purposes of determining the Participant's termination indemnity, severance pay, retirement or pension payment, or any other employee benefits, except to the extent required under applicable law.

                                  SECTION 18

                                     COSTS

  Except as set forth in Section 10.2, costs and expenses incurred in the administration of the Plan and the maintenance of accounts with the Plan Custodian (including any brokerage fees and commissions for the purchase of Shares under the Plan) shall be paid by the Participant and/or the Company, as determined by the Committee in its sole discretion. Participants shall be responsible for (a) any brokerage fees and commissions for the sale of Shares under the Plan by a Participant, (b) any fees for certificates of shares of Common Stock issued to a Participant and (c) any taxes owed by them as a result of participation in the Plan.

                                  SECTION 19

                                    REPORTS

  After the close of each Offering Period, each Participant in the Plan shall receive or have access to information designated by the Committee indicating the amount of the Participant's payroll deductions and contributions to the Plan during the Offering Period, the amount of payroll deductions and contributions applied to the purchase of Shares for the Offering Period, the purchase price per Share in effect for the Offering Period and the amount of the payroll deductions and contributions (if any) carried over to the next Offering Period.

                                  SECTION 20

                                 GOVERNING LAW

  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

                                  SECTION 21

                 COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS

  The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company, the Committee and the Plan Custodian under the Plan shall be subject to all applicable federal, state and other laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Committee may, in its discretion, postpone the issuance or delivery of Shares upon exercise of Purchase Rights until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the Shares or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance of delivery of Shares in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

                                  SECTION 22

                                TAX WITHHOLDING

  Except where the Committee establishes a different tax withholding procedure, the Participant's employer shall have the right to withhold from compensation payable to such Participant such withholding taxes as may be required by federal, state, local or other law, or to otherwise require the Participant to pay such withholding taxes, with respect to any Shares acquired pursuant to this Plan.

                                  SECTION 23

                            NON-U. S. PARTICIPANTS

  With respect to any Designated Subsidiary which employs Participants who reside outside the United States, and notwithstanding anything herein to the contrary, the Committee may in its sole discretion amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan, and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

                                  SECTION 24

                            SUCCESSORS AND ASSIGNS

  The provisions of the Plan shall, in accordance with its terms, be binding upon and inure to the benefit of all successors of each employee participating in the Plan including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

                                                                      1242-PS-98

                                     PROXY

                     CABLE DESIGN TECHNOLOGIES CORPORATION

             For Annual Meeting of Stockholders - December 9, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Paul M. Olson and Kenneth O. Hale, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of the Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified below and upon such other matters as may be properly brought before the meeting or any adjournments thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE
                                  ---                               ---
PROPOSALS IN ITEMS 2 AND 3 AND AUTHORITY WILL BE DEEMED GRANTED UNDER
PROPOSAL 4.

-------------                                                      -------------
 SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
     SIDE                                                               SIDE
-------------                                                      -------------

[ X ]  Please mark
       votes as in
       this example.

1. To elect a Board of Directors for the ensuing year.          2. To approve the       FOR     AGAINST     ABSTAIN
   NOMINEES: Bryan C. Cressey, Paul M. Olson, Myron S.             Employee Stock      [   ]     [   ]       [   ]
   Gelbach, Jr., George Graeber, Michael F.O. Harris, Glenn        Purchase Plan.
   Kalnasy, Richard C. Tuttle.                                                         [   ]     [   ]       [   ]

          FOR           WITHHELD                                3. To elect Arthur Andersen LLP as
         [   ]           [   ]                                     auditors for the fiscal year ending
                                                                   July 31, 1999.

[   ]__________________________________________                 4. To transact such other business as may properly come before the meeting.

                                                                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [   ]

                                                                (If signing as attorney, executor, trustee or
                                                                guardian, please give your full title as such. If
                                                                shares are held jointly, each holder should sign.)

Signature:__________________ Date:_________________ Signature:__________________ Date:_________________
